UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         April 12, 2007

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

On April 12, 2007, Sun Healthcare Group, Inc. (the “Company”) closed the sale of $200 million aggregate principal amount of 9-1/8% Senior Subordinated Notes due 2015 (the “Notes”). The Notes are unconditionally guaranteed on a senior subordinated basis by certain of the Company’s current subsidiaries and will be unconditionally guaranteed on a senior subordinated basis by Harborside Healthcare Corporation (“Harborside”) and certain of Harborside’s subsidiaries if and when the acquisition of Harborside by the Company is consummated.

The Notes were issued pursuant to an Indenture, dated as of April 12, 2007 (the “Indenture”), between the Company, the subsidiaries of the Company named therein and Wells Fargo Bank, National Association, as Trustee. A copy of the Indenture is included as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

The Notes mature on April 15, 2015. The Company is entitled to redeem some or all of the Notes at any time on or after April 15, 2011 at the redemption prices set forth in the Indenture. In addition, prior to April 15, 2011, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus a “make whole” premium set forth in the Indenture. The Company is entitled to redeem up to 35% of the aggregate principal amount of the Notes until April 15, 2010 with the net proceeds from certain equity offerings at the redemption price set forth in the Indenture.

The sale of the Notes is part of the financing of the proposed acquisition of Harborside. The Company has entered into an Escrow Agreement, dated as of April 12, 2007 (the “Escrow Agreement”), with Wells Fargo Bank, National Association, as Escrow Agent. A copy of the Escrow Agreement is included as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. Pursuant to the Escrow Agreement, the Company has deposited with the Escrow Agent an amount equal to 100% of the principal amount of the Notes, together with an amount sufficient to redeem the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to July 11, 2007. The Notes will be subject to a special mandatory redemption in the event the proposed acquisition of Harborside is not consummated by July 11, 2007 or earlier if the merger agreement for the acquisition of Harborside is terminated. The funds held by the Escrow Agent will be released to the Company substantially concurrently with the consummation of the acquisition of Harborside prior to July 11, 2007.

The Company and certain subsidiaries of the Company also have entered into a Registration Rights Agreement, dated April 12, 2007 (the “Registration Rights Agreement”), with the initial purchasers of the Notes. A copy of the Registration Rights Agreement is included as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference. Under the Registration Rights Agreement, the Company has agreed to file an exchange offer registration statement under the Securities Act of 1933 (the “Securities Act”) to register the exchange of the Notes for new notes of the Company having terms substantially identical in all material respects to the Notes. Under certain circumstances, the Company may also be required to file a shelf registration statement under the Securities Act to register the resale of the Notes by certain holders thereof. In the event the Company fails to comply with certain of its obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

Item No.	Description

4.1	Indenture, dated as of April 12, 2007, between the Company, the subsidiaries of the Company named therein and Wells Fargo Bank, National Association, as Trustee
4.2	Escrow Agreement, dated as of April 12, 2007, between the Company and Wells Fargo Bank, National Association, as Escrow Agent
4.3	Registration Rights Agreement, dated April 12, 2007, among the Company, the subsidiaries of the Company named therein and the initial purchasers of the Notes

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated:  April 18, 2007